UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

Evoke Pharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 345-1494

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment and Restatement of Evoke Pharma, Inc. 2013 Equity Incentive Award Plan

Evoke Pharma, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) solely by means of remote communication through a live webcast on May 10, 2023, at 8:30 a.m., Pacific Time. At the Annual Meeting, the Company's stockholders approved the amendment and restatement of the Company’s 2013 Equity Incentive Award Plan (the “2013 Plan”). The amended and restated 2013 Plan is referred to herein as the “Restated Plan.” The Restated Plan increases the number of shares of common stock authorized for issuance under the 2013 Plan by 400,000 shares, to an aggregate of 1,194,717 shares. In addition, the Restated Plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the Restated Plan on January 1 of each year during the ten-year term of the Restated Plan, beginning on January 1, 2024. The annual increase in the number of shares is equal to the least of: (a) 6% of the Company’s outstanding capital stock on the last day of the immediately preceding calendar year; and (b) an amount determined by the Company’s board of directors (the “Board”). Notwithstanding the foregoing, the number of shares of common stock that may be issued or transferred pursuant to incentive stock options under the Restated Plan may not exceed an aggregate of 50,000,000 shares.

The Restated Plan authorizes the compensation committee of the Board (the “Compensation Committee”) to grant stock options, restricted stock, restricted stock units, dividend equivalents, stock payment awards and stock appreciation rights. The Restated Plan also authorizes the Compensation Committee to grant performance awards payable in the form of the Company’s common stock or cash. The Restated Plan authorizes the grant of awards to employees and consultants of the Company and to the Company’s non-employee directors. In addition, the sum of any cash compensation, or other compensation, and the value of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $400,000.

The Restated Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The Restated Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant. The Restated Plan will expire in March 2033.

The terms and conditions of the Restated Plan are described in the section entitled “Proposal 4 - Approval of Amendment and Restatement of 2013 Equity Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2023. The Company’s directors and executive officers are eligible to participate in the Restated Plan. The foregoing description of the Restated Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Approval of Amendment and Restatement of Evoke Pharma, Inc. 2013 Employee Stock Purchase Plan

In addition, at the Annual Meeting, the Company's stockholders approved the amendment and restatement of the Company’s 2013 Employee Stock Purchase Plan (the “2013 ESPP”). The amended and restated 2013 ESPP is referred to herein as the “Restated ESPP.” The Restated ESPP increases the number of shares of common stock authorized for issuance under the 2013 ESPP by 100,000 shares, to an aggregate of 170,833 shares. In addition, the Restated ESPP contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the Restated ESPP on January 1 of each year during the ten-year term of the Restated Plan, beginning on January 1, 2024. The annual increase in the number of shares will be equal to the least of: (a) 1% of the Company’s outstanding capital stock on the last day of the immediately preceding calendar year; and (b) an amount determined by the Board. Notwithstanding the foregoing, the number of shares of common stock that may be issued or transferred pursuant to awards under the Restated ESPP may not exceed an aggregate of 10,000,000 shares.

The Restated ESPP is administered by the Compensation Committee. Our employees are eligible to participate in the Restated ESPP if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year on the day prior to the first day of the offering period. However, an employee may not be granted rights to purchase stock under the Restated ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock. Eligible employees become participants in the Restated ESPP by enrolling and authorizing payroll deductions by the deadline established by the administrator prior to the relevant offering date. Directors who are not employees are not eligible to participate.

The Restated ESPP is intended to qualify under Code Section 423 and stock will be offered under the Restated ESPP during offering periods. The length of the offering periods under the Restated ESPP will be determined by our Compensation Committee and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be determined by the Compensation Committee for each offering period, but will generally be the last trading day in each offering period. The Compensation Committee may, in its discretion, modify the terms of future offering periods.

The Restated ESPP is currently implemented by six-month “offering periods.” A new six-month offering period will commence on each of September 1 and March 1 during the term of the Restated ESPP. “Purchase dates” will be set for the last trading day in each six-month offering period and will occur on each of August 31 and February 28 (unless such days are not trading days).

The Restated ESPP also contains provisions with respect to enrollment, contributions, withdrawal, effects of termination of employment, transferability, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The administrator of the Restated ESPP may amend, suspend or terminate the Restated ESPP. However, stockholder approval of any amendment to the Restated ESPP will be obtained for any amendment which changes the aggregate number or type of shares that may be sold pursuant to rights under the Restated ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the Restated ESPP or changes the Restated ESPP in any manner that would cause the Restated ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code. The Restated ESPP will continue until it is terminated by our Board.

The terms and conditions of the Restated ESPP are described in the section entitled “Proposal 5 - Approval of the Amendment and Restatement of our 2013 Employee Stock Purchase Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2023. The foregoing description of the Restated ESPP does not purport to be complete and is qualified in its entirely by reference to the complete text of the Restated ESPP, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting solely by means of remote communication through a live webcast on May 10, 2023, at 8:30 a.m., Pacific Time. As of the close of business on March 13, 2023, the record date for the Annual Meeting, there were 3,343,070 shares of common stock entitled to vote, of which there were 1,844,591 shares present at the Annual Meeting in person or by proxy. At the Annual Meeting, stockholders voted on seven matters: (i) the election of two Class I Directors for a term of three years expiring at the 2026 Annual Meeting of Stockholders; (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; (iii) the approval of, on an advisory basis, the compensation of the Company’s named executive officers; (iv) the approval of the amendment and restatement of the Company’s 2013 Equity Incentive Award Plan; (v) the approval of the amendment and restatement of the Company’s 2013 Employee Stock Purchase Plan; (vi) the approval of the Amendment to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000, and (vii) the approval of the Amendment to update the exculpation provision to include certain officers of the Company as permitted by a recent amendment to Delaware law. The results of the voting were as follows:

•
Election of two Class I Directors for a term of three years expiring at the 2026 Annual Meeting of Stockholders:

Kenneth J. Widder, M.D.	For	640,351	Withheld	200,558
David A. Gonyer, R. Ph.	For	615,466	Withheld	225,444

There were 1,003,680 broker non-votes related to each of the two director nominees for election. The two nominees for Class I Director were elected.

•
Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023:

Shares Voted For 1,608,564 Against 210,378 Abstain 25,648

There were no broker non-votes related to the appointment of BDO USA, LLP.The appointment of BDO USA, LLP was ratified.

•
The approval of, on an advisory basis, the compensation of the Company’s named executive officers:

Shares Voted For 449,722 Against 351,948 Abstain 39,240

There were 1,003,680 broker non-votes related to the compensation of our named executive officers. The foregoing proposal was approved.

•
The approval of the amendment and restatement of the Company’s 2013 Equity Incentive Award Plan:

Shares Voted For 419,933 Against 392,263 Abstain 28,713

There were 1,003,680 broker non-votes related to the approval of the amendment and restatement of the Company’s 2013 Equity Incentive Award Plan.The foregoing proposal was approved.

•
The approval of the amendment and restatement of the Company’s 2013 Employee Stock Purchase Plan

Shares Voted For 423,621 Against 361,699 Abstain 55,589

There were 1,003,680 broker non-votes related to the amendment and restatement of the Company’s 2013 Employee Stock Purchase Plan. The foregoing proposal was approved.

•
The approval of the Amendment to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000:

Shares Voted For 1,199,246 Against 638,835 Abstain 6,509

There were no broker non-votes related to the Amendment to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000. The foregoing proposal required a majority of our outstanding shares of common stock and, therefore, was not approved.

•
The approval of the Amendment to update the exculpation provision to include certain officers of the Company as permitted by a recent amendment to Delaware law:

Shares Voted For 578,518 Against 248,369 Abstain 14,023

There were 1,003,680 broker non-votes related to the Amendment to update the exculpation provision to include certain officers of the Company as permitted by a recent amendment to Delaware law. The foregoing proposal required a majority of our outstanding shares of common stock and, therefore, was not approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Evoke Pharma, Inc. Amended and Restated 2013 Equity Incentive Award Plan

10.2	Evoke Pharma, Inc. Amended and Restated 2013 Employee Stock Purchase Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date:	May 11, 2023	By:	/s/ Matthew J. D'Onofrio
Name: Matthew J. D'Onofrio Title: President, Chief Operating Officer and Secretary